                                                               Exhibit 4(b)(iii)

                          (FORM OF FACE OF DEBENTURE)

         For purposes of Section 1273 of the Internal Revenue Code of 1986, as
amended, the issue price of this Debenture is    % of its principal amount and
the issue date is

        $..........                                              No...........

                          J. C. PENNEY COMPANY, INC.

                                % Debenture Due

         J. C. Penney Company, Inc., a Delaware Corporation (hereinafter called
the Company), for value received, promises to pay to              or registered
assigns, the principal sum of                       Dollars, on               ,
and to  pay  interest on said principal sum, (semi)annually on
(and                       ) of each year, at the rate of     % per annum, from
the                        (or the                  , as the case may be,) next
preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless
no interest has been paid on the Debentures, in which case from         , until
the principal hereof becomes due and payable, and at the rate of % per annum on any overdue principal and on any overdue instalment of interest (to the extent that the payment of such interest shall be legally enforceable). Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Debentures, if the date hereof is after a Regular Record
Date, which shall be the close of business on               (or               )
(whether or not a Business Day)(, as the case may be,) next preceding an Interest Payment Date, and before the next succeeding Interest Payment Date, this Debenture shall bear interest from such Interest Payment Date; provided, however, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Debenture shall bear interest from the next preceding Interest Payment Date to which interest has been paid or duly
provided for, or if no  interest has been paid on the Debentures, from        .
The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the Regular Record Date for such Interest Payment Date. The principal of and interest on this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the agency or agencies maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

         Reference is made to the further provisions of this Debenture set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

         Unless one of the certificates of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, J. C. Penney Company, Inc. has caused the execution hereof in its corporate name by its duly authorized officers.

                                        J. C. PENNEY COMPANY, INC.



                                        By..............................
                                              CHAIRMAN OF THE BOARD

By..............................
            SECRETARY

               (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

         This is one of the        % Debentures Due          referred to in the
within-mentioned Indenture.

                                                             ,AS TRUSTEE



                                        By..............................
                                                Authorized Officer

               (FORM OF ALTERNATE CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION


         This is one of the        % Debentures Due          referred to in the
within-mentioned Indenture.


                                                             ,AS TRUSTEE



                                        By..............................
                                               Authenticating Agent



                                        By..............................
                                                 Authorized Officer

                        (FORM OF REVERSE OF DEBENTURE)

                          J. C. PENNEY COMPANY, INC.

                                % Debenture Due

         This Debenture is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities") of the series hereinafter specified, all issued and to be issued under an Indenture dated as of April 1, 1994 (herein called the "Indenture"), between the Company and Bank of America National Trust and Savings Association, Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for the statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities, which are unlimited in aggregate principal amount, may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subjected to different covenants and Events of Default and may otherwise vary as in the Indenture provided.
This Debenture is one of a series of the Securities designated as the     %
Debenture Due          (herein called the "Debentures"), limited in aggregate
principal amount to $          at State Maturity.

         If an Event of Default with respect to the Debentures shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Debentures Outstanding may declare to be due and payable immediately in the manner and with the effect provided in the Indenture an amount of principal equal to the sum of (i) the initial public offering price of the Debentures, (ii) the aggregate of the portions of the original issue
discount which shall be added cumulatively each             (and           ),
computed as provided in the Indenture, and (iii) accrued amortization of
original issue discount from the preceding                (or               ),
to the date of declaration, together with accrued interest to the date of declaration. Upon payment of this amount, all of the Company's obligations in respect of the payment of the principal of the Debentures and such accrued interest shall terminate.

         The Debentures may be redeemed at any time, at the option of the Company, as a whole or from time to time in part, upon not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, at (insert Redemption Price or table) together with accrued interest to the Redemption Date.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Security Register, upon surrender of this Debenture for registration of transfer at one of the agencies maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (if other than the Company) duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal, will be issued to the designated transferee or transferees.

         The Debentures are issuable only as registered Debentures without
coupons in the denominations of $          and any integral multiple thereof.
As provided in the Indenture, Debentures are exchangeable for a like aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the company, the Trustee nor any such agent shall be affected by notice to the contrary.

         (Additional covenants, terms or provisions, if any, to be inserted here as well as any changes in covenants, terms or provisions contained in the Indenture.)

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% (unless a different percentage is specified with respect to any series of Securities, in which case, as to such series, the percentage so specified) in aggregate principal amount of the Outstanding Securities of each series affected by any such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Debenture at the times, places and rate, and in the coin or currency, herein prescribed.

         No recourse shall be had for the payment of the principal of or the interest, if any, on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, au such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.